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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        MAGNETIC TECHNOLOGIES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  16-0961159
             --------                                  ----------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                  770 Linden Avenue, Rochester, New York 14625
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                       Gordon H. McNeil, President and CEO
                        Magnetic Technologies Corporation
                                770 Linden Avenue
                            Rochester, New York 14625
                                 (716) 385-8711
                                 --------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                              Proposed maximum       Proposed maximum
 Title of Securities      Amount to be         offering price       aggregate offering        Amount of
  to be registered         registered             per share                price          registration fee
  ----------------         ----------             ---------                -----          ----------------

 Common Stock, $.15      125,000 shares*           $4.00**              $471,250**             $100.00
     par value,

         * Issuable upon exercises of options granted, and to be granted, to designated employees, directors and consultants.

         ** Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h), and based upon the probable prices at which all options granted, or which could be granted, under the Plan could conceivably be exercised (77,500 shares @ $3.50, 22,500 shares @ $4.00, 10,000 shares @ $3.50, and 15,000 shares @ $5.00).

----------------------------------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Magnetic Technologies Corporation ("the registrant") with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest Annual Report on Form 10-KSB for the fiscal year ended July 31, 1996, filed pursuant to the Section 13 of the Securities Exchange Act of 1934.

         (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities
         Exchange Act of 1934 since July 31, 1996.

         (c) The description of the registrant's Common Stock contained in the registrant's Certificate of Incorporation as amended to date, filed as Exhibit A to the registrant's Form 10-KSB for its fiscal year ended July 31, 1994.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the registrant, Gerald B. Fincke, has no interest, nor is to receive any interest, in connection with this registration statement in any securities of the registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a corporation's Board of Directors to grant, or a court to award, indemnification to a corporation's directors and officers in connection with liabilities and expenses incurred in both derivative and nonderivative litigation under broad circumstances (generally, where the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation).


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         The registrant's Certificate of Incorporation provides that the registrant, "shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware". The registrant's By-Laws repeat this right of indemnification and details the rights of an indemnitee to bring suit to enforce the right. Therefore, the registrant's directors and officers have broad, enforceable rights of indemnification, even as to acts for which they might be found liable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         The following Exhibits are filed with this registration statement:

  Exhibit No.                                    Description
  -----------                                    -----------

      4.1         Magnetic Technologies Corporation 1996 Stock Option Plan.

      4.2         Stock Option Contract granting Nancy E. Williams (an employee) the right to purchase 10,000 shares of Common Stock at a price of $3.50 per share.
                  Stock option contracts were concurrently granted to 11 other employees.
                  Each such contract provides for the same exercise price and contains identical other terms, except the number of shares subject to the option.  The number of optioned shares varies in each contract between
                  2,500 and 10,000 shares.  The number of optioned shares covered by the 12 employee options aggregate 77,500 shares of the Company's Common Stock.

      4.3         Stock Option Contract granting G. Thomas Clark (a Director) the right to purchase 7,500 shares of Common Stock at a price of $4.00 per share.  Two other stock option contracts were concurrently granted to Directors
                  Catherine D'Amico and Bernard Kozel, each such option also being for
                  7,500 shares and providing for the same exercise price and containing identical other terms.  The three options provide aggregate grants to purchase 22,500 shares.

       5          Opinion of counsel as to legality of the securities being issued.

       23         Consent of Price Waterhouse, independent accountants.




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ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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         (h) Insofar as indemnification for liabilities arising under the
         Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on December 17, 1996.

                                         MAGNETIC TECHNOLOGIES CORPORATION


                                   By:   /s/  Gordon H. McNeil
                                         ---------------------------------------
                                         Gordon H. McNeil, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: December 17, 1996            By:   /s/  Gordon H. McNeil
                                         ---------------------------------------
                                         Gordon H. McNeil, Director,
                                         President, Principal Executive Officer
                                         and Principal Financial Officer


Date: December 17, 1996            By:   /s/  Isadore Diamond
                                         ---------------------------------------
                                         Isadore Diamond, Director,
                                         Chairman of the Board


Date: December 17, 1996            By:   /s/  Gloria Stulb
                                         ---------------------------------------
                                         Gloria Stulb, Principal Accounting
                                         Officer


Date: December 17, 1996            By:   /s/  G. Thomas Clark
                                         ---------------------------------------
                                         G. Thomas Clark, Director


Date: December 17, 1996            By:   /s/  Catherine D'Amico
                                         ---------------------------------------
                                         Catherine D'Amico, Director


Date: December 17, 1997            By:   /s/  Bernard Kozel
                                         ---------------------------------------
                                         Bernard Kozel, Director

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         Pursuant to the requirements of the Securities Act of 1933, the Plan
Administrators have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on December 17, 1996.

                                MAGNETIC TECHNOLOGIES CORPORATION
                                     1996 STOCK OPTION PLAN



  By: Members of the Compensation         By: Members of the Directors Option
Committee of the Board of Directors:      Committee of the Board of Directors:


   /s/ G. Thomas Clark                             /s/ Isadore Diamond
------------------------------            -------------------------------------
     G. Thomas Clark                                Isadore Diamond


  /s/ Catherine D'Amico                           /s/ Gordon H. McNeil
------------------------------            -------------------------------------
    Catherine D'Amico                               Gordon H. McNeil


    /s/ Bernard Kozel
------------------------------
      Bernard Kozel


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